Exhibit 3.25

RESTATED CERTIFICATE OF INCORPORATION

OF

UDC HOMES, INC.

The undersigned, Richard C. Kraemer, certifies that he is the President and Chief Executive Officer of UDC Homes, Inc. a corporation organized and existing under the laws of Delaware (the “Corporation”), and hereby further certifies as follows:

1. The name of the Corporation is UDC Homes, Inc.

2. The name under which the Corporation was originally incorporated was “UDC Homes, Inc.,” and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 11, 1992.

3. Pursuant to Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware and the order, dated October 3, 1995, confirming the Second Amended Reorganization Plan of UDC Homes, Inc., as modified, of the United States Bankruptcy Court for the District of Delaware which has jurisdiction over the Corporation in a case under Chapter 11 of Title 11 of the united States Code which commenced on May 17, 1995, this Restated Certificate of Incorporation amends, restates and integrates the provisions of the Restated Certificate of Incorporation of the Corporation.

4. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby further amended and restated to read as follows:

FIRST: The name of the Corporation is UDC Homes, Inc. (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share (the “Common Stock”), and 1,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class of series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

Notwithstanding the foregoing, the Corporation shall not issue any non-voting equity securities.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation and of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, UDC Homes, Inc. has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by Richard C. Kraemer, its President and Chief Executive Officer, this 14th day of November, 1995.

UDC HOMES, INC.

By:
Richard C. Kraemer
President and Chief Executive Officer

[Seal]

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF RESTATED CERTIFICATE OF INCORPORATION

UDC Homes, Inc, a corporation organized and existing under the General Corporation Law of the State of Delaware, CERTIFIES;

FIRST: That resolutions were duly adopted by a Unanimous Written Consent of the Directors of the Corporation duly adopting the proposed amendment of the Certificate of Incorporation. The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the Article numbered “FIRST” so that, as amended, the First Article shall read as follows:

The name of the Corporation is Shea Homes, Inc. (referred to as the “Corporation”).

SECOND: That subsequently, the sole shareholder of the corporation approved the proposed amendment of the Certificate of Incorporation.

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the amendment.

IN WITNESS WHEREOF, UDC Homes, Inc. has caused this certificate to be signed by James G. Shontere, an Authorized Officer, this 7th day of August 1998.

By:
Title: Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is SHEA HOMES, INC.

2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite IB, City of Dover 19901, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on Jan 8, 2003.

Max B. Johnson, Vice President

CERTIFICATE OF RESTORATION AND REVIVAL OF

CERTIFICATE OF INCORPORATION

OF

SHEA HOMES, INC.

SHEA HOMES, INC. (hereinafter called the “corporation”), a corporation organized under the laws of Delaware, the Certificate of Incorporation which was voided for failure to file annual reports in 2006 and 2007, now desires to procure a restoration, renewal and revival of its Certificate of lncorporation, and hereby certifies as follows:

1. The name of the corporation is SHEA HOMES, INC.

2. The address of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent.

3. The date of filing the corporation’s original Certificate of Incorporation in the State of Delaware was on February 11, 1992.

4. The corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on February 29, 2008, pursuant to the General Corporation Law of the State of Delaware.

5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on March 1, 2008.

6. This Certificate of Restoration and Revival of the Certificate of lncorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Executed on this 20th day of March 8, 2008

Ronald L. Lakey, Vice President